EXHIBIT 23

Consent of Independent Registered Public Accounting FirmS

Codorus Valley Bancorp, Inc.

York, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-46171, 333-157145, 333-179179, 333-192474, 333-195484, 333-214084, 333-240165) and Forms S-8 (Nos. 333-40532, 333-68410, 333-143682, 333-143683, 333-182800, 333-182801, 333-09277, 333-61851 and 333-218031) of Codorus Valley Bancorp, Inc. of our report dated March 11, 2020, relating to the consolidated financial statements of Codorus Valley Bancorp, Inc., which appears in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 9, 2021

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-09277, 333-61851, 333-40532, 333-68410, 333-143682, 333-143683, 333-182800, 333-182801, 333-61851 and 333-218031 on Form S-8 and in Registration Nos. 033-46171, 333-157145, 333-179179, 333-192474, 333-195484, 333-214084, and 333-240165 on Form S-3 of Codorus Valley Bancorp, Inc. of our report dated March 9, 2021, relating to the 2020 financial statements, appearing in this Annual Report on Form 10-K.

Crowe LLP

Columbus, Ohio

March 9, 2021